Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use of our report dated March 17, 2008 with respect to the consolidated profit and loss accounts, consolidated statement of cash flows and consolidated statement of changes in equity of ING Bank N.V. and subsidiaries for the year ended December 31, 2007, which report appears in the December 31, 2009 Annual Report on Form 20-F of ING Groep N.V., incorporated by reference herein.
Amsterdam, The Netherlands
July 6, 2010
/s/ KPMG ACCOUNTANTS N.V.